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                                                                 EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


I consent to the incorporation by reference in previously filed registration statements of Networks Electronic Corp., including, without limitation, registration statements on Form S-8 (Registration No. 333-50839), together with any and all amendments thereto, filed as of the date hereof, of my report dated August 28, 1998 on my audits of the financial statements of Network Electronic Corporation, as of and for the years ended June 30, 1998, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.



/s/ HURLEY & COMPANY

Hurley & Company
Granada Hills, California


October 13, 1998